As filed with the Securities and Exchange Commission on October 17, 2002.

Registration No. 333-36318

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INCYTE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3160 Porter Drive
Palo Alto, California 94304
(650) 855-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PAUL A. FRIEDMAN Chief Executive Officer Incyte Genomics, Inc. 3160 Porter Drive Palo Alto, California 94304 (415) 855-0555	Copy to: STANTON D. WONG, ESQ. Pillsbury Winthrop LLP P.O. Box 7880 San Francisco, CA 94120-7880 (415) 983-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On May 4, 2000, Incyte Genomics, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-36318) (the “Registration Statement”) covering $200,000,000 principal amount of 5.5% Convertible Subordinated Notes due 2007 (the “Notes”) and the 1,483,250 shares of the Company’s common stock, $0.001 par value (“Common Stock”), issuable upon conversion of such Notes (as subsequently adjusted for the September 2000 two-for-one stock split) to be sold by certain selling securityholders of the Company. On August 2, 2000, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

Pursuant to Rule 477 promulgated under the Securities Act of 1933 and the Company’s undertaking in Item 17 of Part II of this Registration Statement, the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon. The Registration Statement was filed in order to register the Notes issued to purchasers in a private placement in February 2000 and the shares of Common Stock into which the Notes are convertible.

The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the initial purchasers of the Notes, the Company’s obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired in February 2002.

Accordingly, the Company hereby de-registers the Notes, and shares of its Common Stock into which the Notes are convertible, registered pursuant to the Registration Statement that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 17th day of October 2002.

INCYTE GENOMICS, INC.

By:	/s/ PAUL A. FRIEDMAN
Paul A. Friedman Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ PAUL A. FRIEDMAN Paul A. Friedman	Chief Executive Officer (Principal Executive Officer) and Director	October 17, 2002

/s/ JOHN M. VUKO John M. Vuko	Chief Financial Officer (Principal Financial Officer)	October 17, 2002

/s/ TIMOTHY G. HENN Timothy G. Henn	Controller (Principal Accounting Officer)	October 17, 2002

* /s/ ROY A. WHITFIELD Roy A. Whitfield	Chairman of the Board	October 17, 2002

/s/ ROBERT B. STEIN Robert B. Stein	President, Chief Scientific Officer and Director	October 17, 2002

Signature		Title	Date

Barry M. Ariko		Director	_______ __, 2002

Julian C. Baker		Director	_______ __, 2002

Paul A. Brooke		Director	_______ __, 2002

* /s/ JEFFREY J. COLLINSON Jeffrey J. Collinson		Director	October 17, 2002

* /s/ FREDERICK B. CRAVES Frederick B. Craves		Director	October 17, 2002

Richard U. De Schutter		Director	_______ __, 2002

* /s/ JON S. SAXE Jon S. Saxe		Director	October 17, 2002

* By:	/s/ LEE BENDEKGEY Lee Bendekgey As Attorney-In-Fact